UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries and Fiscal Year 2015 Executive Incentive Plan

On June 26, 2014, the Board of Directors of E2open, Inc. (the “Company”) (i) approved annual base salaries for its named executive officers for fiscal 2015, and (ii) approved the FY 2015 Executive Incentive Plan (the “Plan”) and targeted cash bonus amounts for the named executive officers under the Plan.

The salaries and targeted cash bonus amounts for fiscal 2015 for the named executive officers are as follows:

Name and Position	Base Annual Salary	Targeted Bonus Amount Under the Plan
Mark E. Woodward – President and Chief Executive Officer	$387,500	$388,000
Peter J. Maloney – Chief Financial Officer	$300,000	$200,000
David W. Packer – Chief Sales Officer	$300,000	$150,000

For fiscal 2015, the amount of cash bonuses to be paid to the Company’s named executive officers under the Plan will be determined based upon the Company’s achievement of a performance target relating to fiscal 2015 non-GAAP revenue performance against Plan targets.

The actual bonus payments are based upon the percentage achievement of the performance target as follows:

3 Total Achievement Level of Performance Target	Percentage of Targeted Bonus Amount
< 50.00%	0%
50.00% -100%	25-100%
100.00% - 150.00%	100-200%
> 150%	200%

For achievement levels greater than 50%, the payment amount will be determined based on the Company’s actual achievement of the performance targets, interpolated to the nearest 0.5% with a maximum bonus payment of 200% of the targeted bonus amount. In addition, if, prior to the bonus payment date, a Plan participant’s employment with the Company is terminated for a reason other than cause (as defined in the Plan) or if he or she resigns from such employment for good reason (as defined in the Plan), and, in either event, such termination occurs upon or within twelve (12) months following a change in control (as defined the Plan), the Plan participant will receive a pro-rated portion of his or her targeted bonus amount calculated assuming 100% performance. Such prorated payment is subject to the participant executing a release of claims.

Mr. Packer also participates in a fiscal 2015 Incentive Compensation Plan with separate performance targets relating to quarterly billings, quarterly revenue, annual new and upsell bookings and annual recurring revenue. Mr. Packer’s targeted bonus under the fiscal 2015 Incentive Compensation Plan is $150,000.

Amendment of Change in Control Severance Agreements

The Company previously entered into Change in Control Severance Agreements with certain of its key employees, including each of its named executive officers. On June 26, 2014, the Board of Directors approved an Amendment to the Change in Control Severance Agreement to be entered into by the Company and each employee who is party to a Change in Control Severance Agreement, including each of its named executive officers, in order to provide that in the event of a Qualifying Termination (as defined in the applicable Change in Control Severance Agreements), each participant will, in addition to the current severance benefits provided in the applicable Change in Control Severance Agreement, also receive a severance payment equal to six (6) months of his targeted bonus amount in effect at the time of the Qualifying Termination (assuming 100% performance), paid, less applicable withholding and subject to the execution of a release of claims.

The Amendment to Change in Control Severance Agreement will be filed as an exhibit to E2open’s Quarterly Report on Form 10-Q for the period ended August 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014

E2OPEN, INC.

By:	/s/ Peter J. Maloney
Name:	Peter J. Maloney
Title:	Chief Financial Officer